UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):December 13, 2021 (December 9, 2021)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2021, CFN Real Estate LLC, a Delaware limited liability company (“CFN”) and wholly-owned subsidiary of CFN Enterprises Inc. (the “Company”), entered into a Lease Agreement (with Option to Purchase) (the “Lease”) with H2S2 LLC, a Colorado limited liability company, for property in Eaton, Colorado, consisting of 9.53 acres of agricultural land zoned with use for special review for hemp processing and storage, an 8,500 square foot  C1D1 rated steel building, triple tunnel green houses with a total of 8,712 square feet, a shop building consisting of 3,825 square feet and a 2,280 square foot residence (the “Premises”).  The Company will use the Premises in connection with its CNP Operating cannabidiol (CBD) manufacturing business.

The Lease has an eleven month term and contains an option to purchase the Premises (the “Option”), each terminating on November 30, 2022.  The total monthly rent under the Lease during the term is an aggregate of $354,000, consisting of a $14,000 monthly lease payment, and an aggregate of $200,000 in non-refundable payments towards the Option. The total purchase price for the Premises under the Option is $1.2 million, inclusive of the $200,000 in payments made during the term of the Lease. If the Option is exercised, the Lease contains a 30-day automatic extension of the term at $14,000. All utility costs for the Premises are to be paid by CFN.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Lease Agreement (with Option to Purchase), dated December 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: December 13, 2021